                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of TFC Enterprises, Inc. of our report dated February 15, 2000, included in the 1999 Annual Report to Shareholders of TFC Enterprises, Inc. (the Company).

Our audits also included the financial statement schedule of TFC Enterprises, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 15, 2000 with respect to the consolidated financial statements of TFC Enterprises, Inc. incorporated by reference in and the related financial statement schedule included in its Annual Report (Form 10-K) for the year ended December 31, 1999:


Registration Statement                          Description
----------------------                          -----------

Form S-8  No. 33-78376                          pertaining to the 1993 Employee Stock Purchase
                                                Plan

Form S-8  No. 33-98680                          pertaining to the 1995 Long Term Incentive Plan

Form S-3  No. 333-50531                         registration of 1,135,280 shares of common
                                                stock for issuance of warrants


                                                 Ernst & Young LLP

Richmond, Virginia
March 24, 2000